UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 29, 2004

nSTOR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12895	95-2094565

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6190 Corte Del Cedro, Carlsbad California	92009

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(760) 683-2500

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

	(d)	Election of Director

On November 29, 2004, Mark Shirman was appointed to our board of directors.  Mr. Shirman has more than 20 years experience in information technology businesses, including the data storage industry.  He is the founder, President and Chief Executive Officer of Glasshouse Technologies, Inc. (“Glasshouse”), a privately held company in the storage and data management business, which focuses on providing full life cycle services in the storage market to enterprise customers worldwide.

Todd Gresham, our President and Chief Executive Officer, serves on Glasshouse’s board of directors and Lisa Hart, our Executive Vice President, Marketing and Alliances, serves on Glasshouse’s board of advisors.  Glasshouse recently began to provide maintenance services to certain of our customers in connection with our customer service program, for which we pay them fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

nSTOR TECHNOLOGIES, INC.
(Registrant)

Date: November 29, 2004	By:	/s/ Jack Jaiven

Jack Jaiven
Vice President